SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 19, 2010 (October 13, 2010)
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Management Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-152608 (Commission File Number)	26-1749145 (IRS Employer Identification Number)

2626 Cole Avenue, Suite 610
Dallas, Texas 75204
 (Address of principal executive offices)

Registrant's telephone number, including area code:    (214) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 3.02        Unregistered Sales of Equity Securities.

On October 13, 2010, we entered into a letter agreement with Lyons Capital, LLC, whereby Lyons Capital has agreed to provide us with investor relations and consulting services and we will issue to Lyons Capital 500,000 shares of our common stock.  The issuance of the shares was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAGEMENT ENERGY, INC.

Date: October 19, 2010	By:	/s/ Jack W. Hanks
Jack W. Hanks, President andChief Executive Officer